SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SOUTHWEST GAS CORP

          GAMCO INVESTORS, INC.
                                 7/21/99           17,000-           28.8750
                                 7/09/99              800-           28.7500
                                 6/30/99            1,000-           28.4375
                                 6/22/99            2,500-             *DO
                                 6/21/99            5,500            28.2500
                                 6/11/99            1,500-           28.2500
                                 6/10/99              600-             *DO
                                 6/08/99            2,000            28.3750
                                 6/08/99              500-           28.3750
                                 6/07/99            2,900            28.3750
                                 6/07/99            2,000            28.5000
                                 6/07/99           15,000            28.4375
                                 6/04/99            2,100            28.5000
                                 6/04/99           10,600            28.5035
          GABELLI ASSOCIATES LTD
                                 6/29/99            7,000            28.4375
          GABELLI FUNDS, LLC.
               GABELLI ASSOCIATES LTD
                                 7/21/99           17,000            28.9250













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.